SECURITIES AND EXCHANGE COMMISSION
Washington D.C.
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 3,  2007 (November 28, 2007)

Date of Report (Date of earliest event reported)

COMMUNICATION INTELLIGENCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)
0-19301 94-2790442 --------------------------------------- ------------------------------------ (Commission file number) (IRS employer identification number)

275 Shoreline Drive, Suite 500, Redwood Shores, CA 94065

(Address of principal executive offices)

(650) 802-7888

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company announced today that Garry Meyer has been appointed as a director of the Company effective November 28, 2007. He will also chair the Company’s Best Practices Committee, which the Company is in the process of forming. Pursuant to Company policies it is anticipated that Dr. Meyer, as a first year non-employee director, will be granted options to acquire 50,000 shares of the Company’s common stock under the Company’s 1999 Stock Option Plan at a per share exercise price equal to the closing per share market price of the Company’s common stock on the date of grant. Such options typically vest on the date of grant and have a seven year life. Further to the Company’s policies, Dr. Meyer, as a non-employee director, will receive $1,000 for each Board meeting attended and will be reimbursed for reasonable out-of-pocket expenses incurred in connection with attending such meetings.

The Company incorporates by reference the matters set forth in the Company's press release dated November 28, 2007 (the “Press Release”), filed as Exhibit 99.1 hereto.

Item 7.01 Regulation FD Disclosure

The Company incorporates by reference the disclosure set forth in item 5.02 above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press release of the Company dated November 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2007

COMMUNICATION INTELLIGENCE CORPORATION

(Registrant)
By: /s/ Frank Dane ------------------------------- Frank Dane Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Subject Matter Page No. ---------- ------------------------- ------- 99.1 Press release of the Company dated November 28, 2007 5